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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT



April 5, 2001

The Board of Directors
U.S. Plastic Lumber Corp.


We hereby consent to the incorporation by reference in each Prospectus constituting a part of the Registration Statements on Forms S-3 (File No. 333-32148, 333-86533, 333-76845), Form S-4 (File No. 333-84047), and Form S-8
(File No. 333-76277) of our report dated March 30, 2001, relating to the consolidated balance sheets of U.S. Plastic Lumber Corp. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended which are included in the Company's December 31, 2000 Annual Report on Form 10-K.

We also consent to the reference to us under the caption "Experts" in the Prospectus included in the foregoing Registration Statements.

/s/ KPMG LLP
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KPMG LLP

Miami, FL
April 5, 2001